EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Forms S-3 (Nos. 333-163292 and 333-139012), Registration Statement on Form S-4 (No. 333-158659), and Registration Statements on Forms S-8 (Nos. 333-123284, 333-102654, 333-91867 and 333-156100) of our reports dated March 3, 2010, relating to the consolidated financial statements and internal control over financial reporting appearing in this Annual Report on Form 10-K of Double Eagle Petroleum Co. for the year ended December 31, 2009.
HEIN & ASSOCIATES LLP
Denver, Colorado
March 3, 2010